UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Consent Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

MEI PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

CABLE CAR CAPITAL LLC

FUNICULAR FUNDS, LP

JACOB MA-WEAVER

ANSON ADVISORS INC.

ANSON FUNDS MANAGEMENT LP

ANSON MANAGEMENT GP LLC

ANSON INVESTMENTS MASTER FUND LP

ANSON EAST MASTER FUND LP

ANSON OPPORTUNITIES MASTER FUND LP

AIMF GP LLC

AEMF GP LLC

AOMF GP, LLC

BRUCE R. WINSON

AMIN NATHOO

MOEZ KASSAM

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CABLE CAR CAPITAL LLC AND ANSON ADVISORS INC.

September 26, 2023

Fellow MEI Pharma Stockholders:

Cable Car Capital LLC, Anson Advisors Inc. and the other participants named herein (collectively, the “Participating Stockholders,” “we,” “our” or “us”) beneficially own in the aggregate 1,325,028 shares of common stock, $0.00000002 par value per share (the “Common Stock”), of MEI Pharma, Inc., a Delaware corporation (“MEI Pharma” or the “Company”), representing approximately 19.9% of the outstanding shares of Common Stock. For the reasons set forth in the attached Consent Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary to address the continued destruction of stockholder value at MEI Pharma and to ensure that the Company is being run in a manner consistent with your best interest.

We are therefore seeking to take the first step in reconstituting the Board by removing for cause Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso, representing the entire Board, as directors. We believe MEI Pharma stockholders deserve a Board that will truly look out for stockholders’ best interest and ensure management accountability. We therefore feel compelled, on behalf of all stockholders, to take action to provide for a better future for all MEI Pharma stakeholders and to restore the confidence in the Board that stockholders deserve. Accordingly, we urge you to join us in seeking to remove all current directors of MEI Pharma, Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso.

We believe the Board needs to be held accountable for its poor judgment and value-destructive initiatives. In our view, the current Board has not operated with stockholders’ best interest in mind. The stockholders of MEI Pharma deserve a well-functioning Board that understands its role as a steward of stockholder resources. We are launching this consent solicitation because we believe that stockholders must act now to prevent the further destruction of value.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today. The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about September 26, 2023. We urge you not to sign any revocation of consent card that may be sent to you by MEI Pharma. If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to the Participating Stockholders, in care of InvestorCom LLC, which is assisting us, at the address listed on the following page, or to the principal executive offices of MEI Pharma.

Thank you for your support,

/s/ Jacob Ma-Weaver	/s/ Moez Kassam
Jacob Ma-Weaver	Moez Kassam
Cable Car Capital LLC	Anson Advisors Inc.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

MEI PHARMA, INC.
_________________________

CONSENT STATEMENT
OF

CABLE CAR CAPITAL LLC

AND

ANSON ADVISORS INC.

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the accompanying WHITE consent card are being furnished to you as a stockholder of MEI Pharma, Inc., a Delaware corporation (“MEI Pharma” or the “Company”), by Cable Car Capital LLC (“Cable Car Capital” and, together with its affiliates, “Cable Car”), Anson Advisors Inc. (“Anson Advisors” and, together with its affiliates, “Anson”) and the other participants named herein (collectively, “Participating Stockholders,” “we,” “our” or “us”), in connection with our solicitation of written consents to remove for cause all eight (8) directors, Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso, currently serving on the Board of Directors of the Company (the “Board”).

As significant stockholders of the Company, with aggregate ownership of 1,325,028 shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), constituting approximately 19.9% of the outstanding shares, we believe that the Board must be reconstituted to ensure that the best interest of stockholders, the true owners of MEI Pharma, are appropriately represented in the boardroom.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), without a stockholders’ meeting, as authorized by the Delaware General Corporation Law (“DGCL”):

Proposal 1 – Repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”), including any amendments thereto, in effect at the time this Proposal becomes effective, which was not included in the Bylaws that were in effect as of February 22, 2023 and were filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 (the “Bylaw Restoration Proposal”) to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation; and

Proposal 2 – Remove for cause all members of the Board: Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso (the “Removal Proposal”).

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of MEI Pharma on or about September 26, 2023.

We are soliciting your consent in favor of the adoption of the Removal Proposal because we believe MEI Pharma stockholders deserve better than the current Board whose conduct evinces a fundamental misunderstanding of its role as steward of stockholder resources. In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws not filed with the SEC on or before February 23, 2023, the last date that amendments to the Bylaws were filed with the SEC.

The effectiveness of each of the Proposals requires the affirmative consent of the holders of a majority of the shares of stock outstanding and entitled to vote as of the close of business on the Record Date (as defined below). Section 141(k) of the DGCL provides that in the case of a classified board (such as this Board), any director or the entire board of directors of a Delaware corporation may be removed for cause. Accordingly, we believe each Proposal will be effective without further action when we deliver to MEI Pharma such requisite number of consents.

On September 26, 2023, the Participating Stockholders delivered written consents to the Secretary of the Company and a new written request for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals. The Company has not yet publicly disclosed the new record date for purposes of determining stockholders entitled to give their written consent to the Proposals (the “Record Date”) or the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal. Once the Company publicly discloses such information, we intend to supplement this Consent Statement with such information and file revised definitive materials with the SEC.

In addition, the Proposals will not be effective unless the delivery of the written consents complies with Section 228(c) of the DGCL. For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to MEI Pharma within 60 days of the earliest dated written consent delivered to MEI Pharma. The Participating Stockholders delivered written consents to the Company on September 26, 2023. Consequently, by November 25, 2023, the Participating Stockholders will need to deliver properly completed and unrevoked written consents from the holders of outstanding stock as of the close of business on the Record Date having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. We intend to set November 17, 2023 as the goal for the submission of written consents.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

The Participating Stockholders reserve the right to submit consents to MEI Pharma at any time within 60 days of the earliest dated written consent delivered to MEI Pharma. See “Consent Procedures” for additional information regarding such procedures.

As of the date hereof, the Participating Stockholders collectively own an aggregate of 1,325,028 shares of Common Stock, representing approximately 19.9% of the outstanding shares of Common Stock. The Participating Stockholders intend to consent in favor of the Proposals with respect to all of such shares of Common Stock.

As of May 8, 2023, there were 6,662,857 shares of Common Stock outstanding, which is the total number of shares outstanding as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2023. The mailing address of the principal executive offices of MEI Pharma is 11455 El Camino Real, Suite 250, San Diego, California 92130.

The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY THE PARTICIPATING STOCKHOLDERS AND NOT BY OR ON BEHALF OF THE COMPANY. THE PARTICIPATING STOCKHOLDERS URGE YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this consent solicitation

This Consent Statement is available at www.icomproxy.com/MEIP

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. The Participating Stockholders urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Participating Stockholders, c/o InvestorCom LLC (“InvestorCom”) so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such holder unless the consent specifies otherwise.

Only holders of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

BACKGROUND TO THE SOLICITATION

The following is a chronology of our involvement at MEI Pharma to date and the material events leading up to this consent solicitation:

•	In November 2021, Anson acquired shares of MEI Pharma after diligence suggested the Company had a clear pathway to regulatory approval of certain of its novel cancer therapies, including zandelisib, a phosphatidylinositol-3-kinase (“PI3K”) inhibitor.
•	In December 2021, Anson remained optimistic and committed to MEI Pharma’s potential, as evidenced by its investment in MEI Pharma’s public offering of 17,500,000 shares of Common Stock. According to the Company’s prospectus supplement on Form 424B5 filed with the SEC on December 2, 2021, the intended use of proceeds from the offering included “[preparing] for and [supporting] the commercial launch of zandelisib.” MEI Pharma had received orphan drug designation for zandelisib for the treatment of follicular lymphoma in November 2021 and had received fast track designation in March 2020.
•	In March 2022, MEI Pharma updated the market on the results of a recent meeting with the United States Food and Drug Administration (the “FDA”). The FDA informed MEI Pharma that data from the single arm Phase 2 TIDAL study was not sufficient for accelerated approval of zandelisib. The FDA informed MEI Pharma that safety and efficacy data from a randomized trial was now needed to adequately assess PI3K inhibitor drug candidates, including zandelisib. MEI Pharma’s share price dropped more than 70% on this news. MEI Pharma’s press release on the regulatory update stated that the FDA “emphasized that the companies continue efforts with the ongoing randomized Phase 3 COASTAL study as planned.” Consequently, Anson still believed in the Company’s path forward and continued to buy shares even as MEI Pharma’s valuation fell below its liquid assets.
•	In July 2022, Anson had conversations with certain members of MEI Pharma’s management team to understand MEI Pharma’s business prospects and to get a general update on operations.
•	In December 2022, MEI Pharma issued a press release disclosing the Company’s discontinuation of zandelisib development outside of Japan following guidance received from the FDA in late November. The share price dropped more than 30% upon the public disclosure of the news and widened the Company’s valuation discount to its liquid assets.
•	On February 14, 2023, Anson filed an initial Schedule 13G, disclosing beneficial ownership of approximately 8.0% of the outstanding shares of Common Stock.
•	On February 23, 2023, MEI Pharma and Infinity Pharmaceuticals, Inc. (“Infinity”) announced that MEI Pharma, Infinity and Meadow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of MEI Pharma (“Merger Sub”), had entered into an Agreement and Plan of Merger (the “Merger Agreement”) on February 22, 2023. Pursuant to the Merger Agreement, Merger Sub will merge with and into Infinity, with Infinity being the surviving entity as a wholly-owned subsidiary of MEI Pharma (the “Merger”).
•	In February and March 2023, as part of Anson’s due diligence on the proposed transaction, Anson spoke with members of MEI Pharma’s management shortly after the announcement of the Merger to better understand the Company’s rationale for the transaction.
•	In March 2023, Cable Car began investing in MEI Pharma based on its belief that the shares of Common Stock were undervalued and represented an attractive investment opportunity.
•	On March 2, 2023, Anson communicated to the Company’s management that it was unlikely Anson would be able to vote in favor of the Merger in its current form.

•	In April 2023, Anson again spoke to MEI Pharma’s management at their request. Despite MEI Pharma’s management’s effort to change Anson’s mind with respect to its support of the pending Merger, Anson reiterated its position that it would be unable to support the Merger in its current form.
•	On May 19, 2023, Cable Car and Anson entered into a Group Agreement (the “Group Agreement”), pursuant to which they agreed, among other things, to form the group for the purpose of working together to enhance stockholder value at the Company.
•	On May 23, 2023, Anson and Cable Car delivered a letter to the Chair of the Board conveying their proposal (the “Acquisition Proposal”) to acquire all outstanding shares of Common Stock not already held by their respective funds for cash consideration of not less than $8.00 per share, plus a contingent value right representing the right to receive 80% of the net proceeds from any license or disposition of MEI Pharma’s clinical assets.
•	On May 30, 2023, Anson and Cable Car filed an initial Schedule 13D, disclosing a combined beneficial ownership of approximately 14.8% of the outstanding shares of Common Stock.
•	On June 1, 2023, MEI Pharma issued a press release announcing that the Board summarily rejected the Acquisition Proposal.
•	Also on June 1, 2023, Anson and Cable Car issued a statement regarding MEI Pharma’s outright rejection of the Acquisition Proposal and refusal to even engage in discussions with Anson and Cable Car.
•	On June 27, 2023, Anson and Cable Car issued a statement regarding the proposed Merger between Infinity and MEI Pharma, emphasizing their belief that the transaction was misguided and not in the best interest of stockholders and that they voted against the proposed combination. They also expressed their belief that the Board failed to adequately consider the Acquisition Proposal and reiterated their willingness to engage constructively with Company on the terms of the Acquisition Proposal.
•	On July 13, 2023, the Company announced that it had postponed its special meeting in connection with the Merger (the “Merger Special Meeting”), originally scheduled to occur on July 14, 2023, to July 23, 2023, at 10:00 a.m. Eastern Time.

•	On July 17, 2023, Anson and Cable Car delivered to the Secretary of the Company written notice to request that the Board fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Bylaw Restoration Proposal and our initial proposal to remove directors without cause (the “Removal Without Cause Proposal”).

•	Also on July 17, 2023, Anson and Cable Car filed their preliminary consent statement with the SEC, issued a press release announcing such filing and filed an amendment to their Schedule 13D, disclosing beneficial ownership of approximately 14.8% of the Common Stock.

•	On July 18, 2023, the Company sent a letter to Anson and Cable Car claiming that the Removal Without Cause Proposal was invalid under Delaware law and the Company did not intend to set a record date for determining stockholders entitled to give their written consent. Also, on July 18, 2023, the Company issued a press release announcing that it had found the Removal Without Cause Proposal invalid under Delaware law and that it did not intend to amend its Bylaws.

•	On July 19, 2023, Anson and Cable Car issued a press release in response to the Company’s determination that the Removal Without Cause Proposal was invalid. In the press release, Anson and Cable Car called out the Board for repeatedly misleading stockholders about their rights for years, including by disclosing in the Bylaws for over a decade and in the Registration Statement on Form S-4 (the “S-4 Registration Statement”) filed with the SEC on April 28, 2023 and in Amendment No. 1 to the S-4 Registration Statement filed with the SEC on June 5, 2023, that stockholders had the right to remove directors without cause. The Company has yet to address its long-term and pervasive misrepresentation of stockholders’ rights.

•	On July 23, 2023, the Company convened the Merger Special Meeting. At the Merger Special Meeting, among other things, the Company’s stockholders did not approve Proposal No. 1 – Approval of the Issuance of MEI Common Stock to Infinity Stockholders. As the Company failed to obtain stockholder approval for the Merger, the Company sent Infinity a notice terminating the merger agreement.

•	On August 4, 2023, Anson and Cable Car delivered to the Secretary of the Company a new written notice to request that the Board establish a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals.
•	Also on August 4, 2023, Anson and Cable Car filed an amendment no. 1 to their preliminary consent statement with the SEC.
•	On August 8, 2023, Anson and Cable Car filed an amendment to their Schedule 13D, disclosing beneficial ownership of approximately 14.8% of the Common Stock and disclosing the filing of amendment no. 1 to their preliminary consent statement with the SEC.
•	On August 12, 2023, counsel for the Company sent an email to counsel for the Participating Stockholders to inform them that the Board had set an initial record date for this consent solicitation.
•	Between August 18, 2023 and September 13, 2023, Anson and Cable Car engaged in discussions with members of the Company’s management team and Board in an attempt to reach a mutual resolution. During the course of such discussions, in early September, Anson submitted a nomination notice (the “Nomination Notice”) to the Company nominating three candidates to be elected to the Board at the fiscal year 2024 annual meeting of stockholders of the Company. Unfortunately, despite Anson and Cable Car’s sincere desire to reach a compromise with the Company, the Company effectively refused to enter into any agreement with Anson and Cable Car that included a return of capital to the Company’s stockholders, which Anson and Cable Car made clear to the Company was paramount to their entry into any resolution with the Company.
•	On September 15, 2023, Anson and Cable Car filed an amendment to their Schedule 13D, disclosing beneficial ownership of approximately 14.8% of the Common Stock and disclosing the submission of the Nomination Notice.
•	Also on September 15, 2023, the Company filed its preliminary consent revocation statement with the SEC.
•	On September 22, 2023, Anson and Cable Car filed an amendment to their Schedule 13D, disclosing beneficial ownership of approximately 18.7% of the Common Stock.
•	On September 26, 2023, the Participating Stockholders delivered written consents to the Secretary of MEI Pharma and a new written request for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals.
•	On September 26, 2023, Anson and Cable Car filed this definitive consent statement with the SEC.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

The Participating Stockholders are making this solicitation. See “Additional Participant Information” for additional information regarding the Participants (as defined below) in this consent solicitation.

WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?

We are asking you to consent to the Bylaw Restoration Proposal and the Removal Proposal, each of which is more fully described below. The Participating Stockholders are asking you to consent to the Proposals in order to take the first step in reconstituting the Board through the removal of all of MEI Pharma’s current directors.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we believe the entire sitting Board has engaged in misconduct and changes to the composition of the Board are necessary to provide critical oversight of the Company’s strategy and management. We believe this consent solicitation is the best option we have available as stockholders to reject the status quo and salvage what is left of the Company’s resources.

If fewer than all of the directors are removed, the remaining directors will be able to fill the vacancies created by the removed directors. Additionally, even if the holders of a majority of the shares of Common Stock outstanding deliver consents to remove some or all of the currently serving directors, there is the possibility that the removed directors may seek to remain in their positions until their successors are duly elected. However, should we successfully remove some or all of the current directors, we would expect any remaining directors and/or the removed directors to work constructively with us to reconstitute the Board expeditiously. If necessary, we intend to seek expedited relief in the Delaware Court of Chancery under Section 225 of the DGCL, which permits that Court to “hear and determine the validity of any election, appointment, removal or resignation of any director or officer of any corporation.” Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.

Accordingly, while removal of the current directors will not necessarily result in an immediate reconstitution of the Board, we have identified highly qualified candidates we believe would be able to serve the best interest of all stockholders by maximizing MEI Pharma’s value. We intend to share their names and qualifications with you in the upcoming weeks.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?

Stockholders of voting securities at the close of business on the Record Date have the right to consent to the Proposals. On September 26, 2023, the Participating Stockholders delivered written consents to the Secretary and a new written request for the Board to fix the Record Date. The Company has not yet disclosed the new Record Date or the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on each Proposal. Once the Company publicly discloses such information, we intend to supplement this Consent Statement with such information and file revised definitive materials with the SEC.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. In order for the Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company. The Participating Stockholders delivered written consents to the Company on September 26, 2023. Consequently, the Participating Stockholders will need to deliver properly completed and unrevoked written consents from the holders of a majority of the outstanding voting securities as of the close of business on the Record Date by no later than November 25, 2023. Nevertheless, we intend to set November 17, 2023 as the goal for submission of written consents. Effectively, this means that you have until November 17, 2023 to consent to the Proposals.

WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Proposals will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding voting securities as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Participating Stockholders, c/o InvestorCom so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call our solicitor InvestorCom toll-free at: (877) 972-0090 (Stockholders). Banks and brokers call collect at: (203) 972-9300.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

REASONS FOR OUR SOLICITATION

WE BELIEVE THE TIME FOR SUBSTANTIAL CHANGE IS NOW

The Board has Exhibited a Track Record of Poor Judgment and is Pursuing Value-Destructive Initiatives

We believe that management and the Board have exhibited a serious lack of prudent judgment, are pursuing value-destructive initiatives, and are disregarding stockholders’ interests. We believe complete Board change is necessary to protect the Company and its stockholders from continued destruction of value and breaches of fiduciary duties by the current directors, .Accordingly, for the reasons set forth below and in the Removal Proposal, we believe there exists cause to remove each of Messrs. Baltic, Driscoll, Glover, Gold, Kango, Reynolds and Urso and Ms. Howson from the Board.

Following the unfortunate failure of zandelisib and a long review of strategic alternatives, including the possibility of what could have been a much higher and earlier liquidating distribution of the Company’s cash than will now be possible, the Board faced what we believe should have been an easy choice: (a) return capital to the Company’s stockholders, many of whom have extensive biotech portfolios and experience evaluating other opportunities in the sector, or (b) paternalistically propose a speculative acquisition of a failing, publicly-traded asset in which its stockholders were perfectly capable of investing, had they so desired, at a lower price. The Board unwisely chose to pursue option (b), the speculative Merger, which we believe was clearly not in the best interest of stockholders. Based on the stockholders’ rejection of the Merger, it is clear that fellow stockholders shared our beliefs.

We note that as purported stewards of the Company, the Board and management failed to successfully commercialize zandelisib, then sought to commit the Company to further clinical trial expense that its stockholders had not expected through a proposed transaction that could have resulted in Infinity stockholders owning approximately 42% of the Company, despite extensive evidence that Infinity is undercapitalized and failed to garner any interest from more than 80 parties contacted in the strategic review process. Consequently, we question the Board’s judgment and its rationale for attempting to merge the Company with a near-bankrupt entity while the Company’s stock was trading well below net asset value.

We believe the Board’s conduct evinces a fundamental misunderstanding of its role as steward of stockholder resources. Stockholders predominantly invested with the intention of funding the development of zandelisib; they did not write a blank check or give the Board carte blanche to acquire other companies.

In general, we believe that the board of a company trading at a significant discount to cash owes a fiduciary duty to its stockholders to heed the market and return capital (although we acknowledge that there are limited circumstances where significant corporate synergies and/or the potential to bring an exceptional private asset to the public markets may allow for the potential of a value-creating reverse merger).

We submitted our Acquisition Proposal to provide stockholders with the certainty and immediacy of the return of capital that they otherwise should have expected from the Board. Despite our clear indication that there was potential to improve the terms of our offer once we had access to non-public information regarding the Company’s current resources, the Board refused to engage in discussions with us, even though such discussions were permitted by the Merger Agreement. Irrespective of whether a conversation ultimately resulted in a negotiated transaction, the Board’s complete failure to engage further suggests its judgment is compromised, and its priorities are misaligned with those of stockholders.

Notwithstanding the fact that the Bylaws provide for the ability to remove directors without cause, the current members of the Board have indicated that they would not honor the wishes of the holders of a majority of the outstanding shares of Common Stock if such stockholders sought to remove them without cause. In any event, we believe that cause exists to remove the directors, and we are seeking the removal of all directors because we believe the entire sitting Board has engaged in misconduct by making false representations in prior proxy statements that induced their appointment and by breaching their duty to make full and fair disclosures.

A Better Path Forward

In light of the issues summarized herein and the current Board’s rebuff of our good faith attempts to engage constructively, we are seeking your consent to remove the entire Board so that it may be reconstituted with directors who will prioritize the best interest of stockholders over their own entrenchment, and work without delay to effect a strategy that includes the return of capital to stockholders.

If fewer than all of the directors are removed, the remaining directors will be able to fill the vacancies created by the removed directors. Additionally, even if the holders of a majority of the shares of Common Stock outstanding deliver consents to remove some or all of the currently serving directors, there is the possibility that the removed directors may seek to remain in their positions until their successors are duly elected. However, should we successfully remove some or all of the current directors, we would expect any remaining directors and/or the removed directors to work constructively with us to reconstitute the Board expeditiously. If necessary, we intend to seek expedited relief in the Delaware Court of Chancery under Section 225 of the DGCL, which permits that Court to “hear and determine the validity of any election, appointment, removal or resignation of any director or officer of any corporation.” Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.

Accordingly, while removal of the current directors will not necessarily result in an immediate reconstitution of the Board, we have identified highly qualified candidates we believe would be able to serve the best interest of all stockholders by maximizing MEI Pharma’s value. We intend to share their names and qualifications with you in the upcoming weeks.

PROPOSAL 1 – THE BYLAW RESTORATION PROPOSAL

We are asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to remove all of the current directors (and any other directors appointed by the Board during this consent solicitation) through changes to the Bylaws not filed with the SEC on or before February 23, 2023, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of MEI Pharma. The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Bylaws of MEI Pharma, Inc. as of the effectiveness of this resolution that was not included in the Fifth Amended and Restated By-Laws filed with the Securities and Exchange Commission on February 23, 2023, be and is hereby repealed.”

The purpose of the Bylaw Restoration Proposal is to ensure that the Bylaws of the Company remain as they are in their current, publicly available form up until the completion of this consent solicitation and to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation. If the Board does not effect any changes to the version of the Bylaws publicly available in filings by MEI Pharma with the SEC on or before February 23, 2023, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made changes since that time, such as amending the provision in the Bylaws to change the procedure by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by MEI Pharma with the SEC on February 23, 2023, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments that one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation. We are not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

WE URGE YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL

PROPOSAL 2 – THE REMOVAL PROPOSAL

We are asking you to consent to the Removal Proposal to remove for cause all current members of the Board, Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso.

We believe there exists cause to remove each of Messrs. Baltic, Driscoll, Glover, Gold, Kango, Reynolds and Urso and Ms. Howson from the Board and are therefore requesting stockholders approve of the following resolution:

“RESOLVED, that all members of the Board: Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso are to and shall be removed as a director of the Company with cause pursuant to § 141 (k)(1) of the Delaware General Corporation Law, effective immediately.”

Delaware Law provides for stockholders to remove directors for cause. Director actions that indicate clear and serious breaches of fiduciary duties constitute “cause” under Delaware law. Examples of conduct that have been held to constitute cause for removal include, inter alia: (i) false or fraudulent misrepresentation inducing the director's appointment, (ii) a breach of the obligation to make full disclosure, (iii) willful conversion of corporate funds, (iv) malfeasance in office, (v) gross misconduct or neglect, (vi) incompetency, and (vii) gross inefficiency.

For-cause removal is available where there is a good faith basis to conclude that the director has engaged in misconduct, which includes making false representations inducing appointment or reappointment, and failing to make full and fair disclosures in proxy solicitations. We believe the entire Board has made misleading disclosures and engaged in self-interested conduct that justifies for-cause removal.

We contend that the Company, under the supervision of the Board, has misrepresented the rights of stockholders in the Bylaws and in its federal securities filings for many years. Specifically, the Company’s annual proxy statements have represented that the Nominating and Governance Committee reviews its Bylaws periodically, and that “[a]ny or all directors may be removed with or without cause by a resolution of stockholders entitled to vote to elect directors.” The Board also recently touted this Bylaw in its S-4 Registration Statement in connection with the Merger.

The sitting Board, by touting this removal provision in the proxy statements for the last three annual meetings and/or in the S-4 Registration Statement, wrongfully induced stockholders to support the election of its members by falsely representing the circumstances under which they could be removed and presenting an enlightened governance profile.

Faced with our prior without-cause removal campaign, the Board dramatically reversed course. The Company now claims that, under the DGCL, because the Charter does not permit removal of a director without cause, stockholders may only remove directors for cause. By misleading stockholders regarding this critical issue of director removal, the Board has breached its fiduciary duties, and is compounding that fiduciary breach by seeking to insulate itself from accountability and the views of its stockholders.

We contend that the Board also failed to uphold its fiduciary duties to stockholders and wasted millions of dollars in corporate resources by pursuing the value-destructive Merger with Infinity, even as stockholders clearly indicated to the Board, on a private and public basis, that the Merger was not in the best interests of the Company. Absent the Merger with MEI Pharma, it was apparent to us that Infinity likely did not have the cash runway to remain a going concern beyond 2023 Q3. Our concerns about the precarious financial state of Infinity appear to have been confirmed by Infinity’s recent announcement of significant cost-cutting measures, including reduction of 78% of its current workforce.1 In our view, it defies logic that the Board would pursue a merger transaction with a near-bankrupt entity with a questionable asset while the Company’s stock was trading well below net asset value. Illustrating the waste involved here, stockholders unequivocally rejected the Merger proposal.

We contend that the Board is compromised, having failed to consider the Acquisition Proposal submitted by Cable Car and Anson and even to engage with us, despite our clear indication that there was potential to improve the terms of our offer once we had access to non-public information regarding the Company’s current resources; such review may have improved the terms of any deal the Board could have obtained for its stockholders. The Board’s intransigence confirmed our view that its priorities are misaligned with those of the stockholders. We made the Acquisition Proposal, at the time representing a minimum of a 9% premium to the stock price, to provide stockholders with the certainty and immediacy of return of capital that they otherwise should have expected from the Board. We have repeatedly expressed our continued willingness to engage constructively with the Board and, further, that our initial Acquisition Proposal terms were but a starting offer with potential to be improved.

In sum, we believe the Board’s irresponsible actions constitute sufficient cause to remove the entire Board under Delaware law.

Notwithstanding our strong belief that based on the above actions, among others, each of the members of the Board can be removed for cause, there is no certainty that a Delaware court will conclude that cause exists and no guarantee that each of the members of the Board will ultimately be removed. However, we believe obtaining the requisite votes of a majority of the voting power of the outstanding shares of Common Stock will send a strong message to the Board that stockholders believe cause exists to remove the entire Board and that the members of the Board should resign from the Board with immediate effect.

As discussed above, we believe that the conduct of each of the members of the Board is sufficient to constitute “cause” for removal and urge stockholders to vote FOR the Removal Proposal.

If a stockholder wishes to consent to the removal of certain of the members of the Board, but not all of them, such stockholder may do so by checking the appropriate “consent” box on the enclosed WHITE consent card and writing the name of each such person that the stockholder does not wish to be removed.

1 Infinity press release issued July 25, 2023. https://www.sec.gov/Archives/edgar/data/1113148/000114036123036062/brhc20056430_ex99-1.htm

The consent of the holders of at least a majority of the outstanding voting securities as of the close of business on the Record Date will be necessary to effect the Removal Proposal. If any stockholder consenting to the Removal Proposal writes in the name of any of Messrs. Baltic, Driscoll, Glover, Gold, Kango, Reynolds, or Urso or Ms. Howson that such stockholder does not wish to be removed, then the total number of shares represented by any such WHITE consent card will be subtracted from the total number of shares consenting to the removal of such director pursuant to the Removal Proposal. In the event that holders of less than a majority of the outstanding voting securities consent to the removal of any of Messrs. Baltic, Driscoll, Glover, Gold, Kango, Reynolds, or Urso or Ms. Howson, then such director will not be removed pursuant to the Removal Proposal. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

The WHITE consent card delivered with this Consent Statement provides stockholders with the opportunity to adopt the Removal Proposal in part by designating the name(s) of any director(s) targeted for removal in this Removal Proposal whom such stockholder does not want removed from the Board.

WE URGE YOU TO CONSENT TO THE REMOVAL PROPOSAL

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. MEI Pharma’s Amended and Restated Certificate of Incorporation (the “Charter”) does not contain any such contrary provision.

Section 141(k) of the DGCL provides that in the case of a classified board (such as this Board), any director or the entire board of directors of a Delaware corporation may be removed for cause. In accordance with Section 141(k), such removal for cause may occur by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

It is not guaranteed that removing directors will result in an immediate reconstitution of the Board. If fewer than all of the directors are removed, the remaining directors will be able to fill the vacancies created by the removed directors. Additionally, even if the holders of a majority of the shares of Common Stock outstanding deliver consents to remove some or all of the currently serving directors, there is the possibility that the removed directors may seek to remain in their positions until their successors are duly elected. However, should we successfully remove some or all of the current directors, we would expect any remaining directors and/or the removed directors to work constructively with us to reconstitute the Board expeditiously. If necessary, we intend to seek expedited relief in the Delaware Court of Chancery under Section 225 of the DGCL, which permits that Court to “hear and determine the validity of any election, appointment, removal or resignation of any director or officer of any corporation.” Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL. Pursuant to Section 223(c) of the DGCL, if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid.

The Bylaws also provide that, in order to determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the state of Delaware or to its principal place of business to the attention of the Secretary of the Corporation. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to MEI Pharma within 60 days of the earliest dated written consent delivered to MEI Pharma. The Participating Stockholders delivered signed written consents to MEI Pharma on September 26, 2023. Consequently, the Participating Stockholders will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of a majority of the outstanding voting securities as of the close of business on the Record Date by no later than November 25, 2023. Nevertheless, we intend to set November 17, 2023 as the goal for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. The Participating Stockholders reserve the right to submit to MEI Pharma consents at any time within 60 days of the earliest dated written consent delivered to MEI Pharma.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of this consent solicitation.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted through this consent solicitation.

Revocation of Written Consents

An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the holder that granted such consent. A revocation may be in any written form validly signed by the holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to the Participating Stockholders, in care of InvestorCom, or to the principal executive offices of MEI Pharma. Although a revocation is effective if delivered to MEI Pharma, the Participating Stockholders request that either the original or photostatic copies of all revocations of consents be mailed or delivered to the Participating Stockholders, c/o InvestorCom, at the address set forth on the back cover of this Consent Statement, so that the Participating Stockholders will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

Procedural Instructions

You may consent to any of the Proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also vote against consenting with respect to any of the Proposals on the enclosed WHITE consent card by marking the “AGAINST CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the Proposals, you will be deemed to consent to any such Proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

WE URGE YOU TO CONSENT TO THE ALL OF THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by the Participating Stockholders and the other Participants named herein. Consents may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

The Participating Stockholders have entered into an agreement with InvestorCom for ssolicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $42,500, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. The Participating Stockholders have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold. The Participating Stockholders will reimburse these holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 25 persons to solicit MEI Pharma stockholders as part of this solicitation.

The entire expense of this consent solicitation is being borne by the Participating Stockholders. Costs of this consent solicitation are currently estimated to be approximately $800,000. The Participating Stockholders estimate that through the date hereof its expenses in connection with this consent solicitation are approximately $450,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation.

The Participating Stockholders intend to seek reimbursement from MEI Pharma of all expenses they incur in connection with the solicitation. The Participating Stockholders do not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this solicitation are Funicular Funds, LP (“Funicular”), Cable Car Capital, Jacob Ma-Weaver, Anson Funds Management LP (“Anson Management”), Anson Management GP LLC (“Anson GP”), Anson Investments Master Fund LP (“Anson Master”), Anson East Master Fund LP (“Anson East Master”), Anson Opportunities Master Fund LP (“Anson Opportunities” and together with, Anson Master and Anson East Master, the “Anson Funds”), AIMF GP LLC (“AIMF GP”), AEMF GP LLC (“AEMF GP”), AOMF GP, LLC (“AOMF GP”), Bruce R. Winson, Anson Advisors, Amin Nathoo, and Moez Kassam (each, a “Participant” and collectively, the “Participants”).

Funicular is a private investment partnership whose principal business is investing and trading in securities. Cable Car Capital is an investment adviser registered with the SEC. The principal business of Cable Car Capital is investment management. Mr. Ma-Weaver has sole discretionary authority over the accounts of Funicular. The principal business of each of Anson Master, Anson East Master and Anson Opportunities is investing in securities. The principal businesses of each of Anson Management and Anson Advisors is serving as co-investment advisors to Anson Master, Anson East Master and Anson Opportunities. The principal business of Anson Management GP is serving as the general partner of Anson Management. The principal business of AIMF GP is serving as the general partner of Anson Master. The principal business of AEMF GP is serving as the general partner of Anson East Master. The principal business of AOMF GP is serving as the general partner of Anson Opportunities. The principal business of Mr. Winson is serving as the principal of Anson Management and as the managing member of Anson Management GP. The principal business of Mr. Nathoo is serving as a director and the CEO, Secretary and Chief Compliance Officer of Anson Advisors. The principal business of Mr. Kassam is serving as a director and the Chief Investment Officer and President of Anson Advisors.

The principal business address for Funicular, Cable Car Capital and Mr. Ma-Weaver is 601 California Street, Suite 1151, San Francisco, California 94108. The principal business address for Anson Management, Anson GP, Anson Master, Anson East Master, Anson Opportunities, AIMF GP, AEMF GP, AOMF GP and Mr. Winson is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248. The principal business address for Anson Advisors, Mr. Nathoo and Mr. Kassam is 155 University Ave, Suite 207, Toronto, ON, M5H 3B7.

As of the date hereof, Funicular beneficially owns 460,840 shares of Common Stock. Cable Car Capital, as the general partner of Funicular, may be deemed to beneficially own the 460,840 shares of Common Stock owned by Funicular. Mr. Ma-Weaver, as the Managing Member of Cable Car Capital, may be deemed to beneficially own the 460,840 shares of Common Stock owned by Funicular.

As of the date hereof, Anson Master beneficially owns 658,474 shares of Common Stock. AIMF GP, as the general partner of Anson Master, may be deemed to beneficially own the 658,474 shares of Common Stock owned by Anson Master. As of the date hereof, Anson East Master beneficially owns 168,504 shares of Common Stock. AEMF GP, as the general partner of Anson East Master, may be deemed to beneficially own the 168,504 shares of Common Stock owned by Anson East Master. As of the date hereof, Anson Opportunities beneficially owns 37,210 shares of Common Stock. AOMF GP, as the general partner of Anson Opportunities, may be deemed to beneficially own the 37,210 shares of Common Stock owned by Anson Opportunities. Anson Management and Anson Advisors, each of which serves as the co-investment advisors to the Anson Funds, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned in the aggregate by the Anson Funds. Anson GP, as the general partner of Anson Management, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned by Anson Management. Mr. Winson, as the principal of Anson Management and the managing member of Anson GP, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned by Anson Management. Mr. Nathoo and Mr. Kassam, each as directors and officers of Anson Advisors, may be deemed to beneficially own the 864,188 shares of Common Stock beneficially owned by Anson Advisors.

As of the date hereof, the Participants beneficially own in the aggregate 1,325,028 shares of Common Stock.

As set forth on Schedule I attached hereto, each of Anson Master, Anson East Master and Funicular sold short exchange-listed American-Style put options referencing an aggregate of 720,000 shares of Common Stock, 180,000 shares of Common Stock and 600,000 shares of Common Stock, respectively, which have an exercise price of $7.00 per share of Common Stock and expire on October 20, 2023.

Each Participant, as a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock he or it does not directly own, except to the extent of his or its pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

On May 19, 2023, the Participants entered into the Group Agreement. Pursuant to the terms of the Group Agreement, the Participants agreed, among other things, to form the group for the purpose of working together to enhance stockholder value at the Company.

Certain of the Participants and their associates and affiliates may effect purchases of shares of Common Stock through margin accounts maintained for them with brokers, which extend margin credit as and when required to open or carry positions in their margin accounts, subject to applicable federal margin regulations, stock exchange rules and such firms’ credit policies. Positions in shares of Common Stock may be held in margin accounts and may be pledged as collateral security for the repayment of debt balances in such accounts. Such margin accounts may from time to time have debit balances. In addition, since other securities may be held in such margin accounts, it may not be possible to determine the amounts, if any, of margin used to purchase shares of Common Stock.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on in this solicitation. With respect to each of the Participants, except as set forth elsewhere in this Consent Statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

There are no material proceedings to which any Participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” consent statements and annual reports. This means that only one copy of this Consent Statement may have been sent to multiple stockholders in your household. The Participating Stockholders will promptly deliver a separate copy of the document to you if you write to our solicitor, InvestorCom, at the following address or phone number: 19 Old Kings Highway S., Suite 130, Darien, CT 06820, (877) 972-0090 (Stockholders), (203) 972-9300 (Banks and Brokers). If you want to receive separate copies of our consent materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our solicitor at the above address and phone number.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, vote against consenting to or abstain with respect to each Proposal by marking the “CONSENT,” “AGAINST CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “AGAINST CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to InvestorCom at the address below, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed. If you have any questions or require any assistance in executing your consent, please call InvestorCom at the numbers listed below.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS CONSENT STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN A CONSENT REVOCATION STATEMENT TO BE FILED BY THE COMPANY RELATING TO THE PROPOSAL DESCRIBED HEREIN BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Jacob Ma-Weaver, Cable Car Capital LLC

Moez Kassam, Anson Advisors Inc.

September 26, 2023

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Transaction

ANSON INVESTMENTS MASTER FUND LP

Purchase of Common Stock	9,862*	11/30/2021
Purchase of Common Stock	73,300*	12/02/2021
Purchase of Common Stock	12,775*	12/02/2021
Purchase of Common Stock	2,388*	12/28/2021
Purchase of Common Stock	253*	12/30/2021
Purchase of Common Stock	4,187*	12/31/2021
Purchase of Common Stock	133*	01/03/2022
Purchase of Common Stock	9,203*	03/16/2022
Purchase of Common Stock	1,778*	03/18/2022
Purchase of Common Stock	1,750*	03/22/2022
Purchase of Common Stock	4,082*	03/23/2022
Purchase of Common Stock	5,925*	03/24/2022
Purchase of Common Stock	36,468*	04/29/2022
Purchase of Common Stock	5,180*	05/02/2022
Purchase of Common Stock	231*	05/03/2022
Purchase of Common Stock	102,105*	12/06/2022
Purchase of Common Stock	10,379*	12/07/2022
Purchase of Common Stock	14,303*	12/08/2022
Purchase of Common Stock	4,423*	12/09/2022
Purchase of Common Stock	29,104*	12/14/2022
Purchase of Common Stock	30,023*	12/15/2022
Purchase of Common Stock	4,617*	12/16/2022
Purchase of Common Stock	9,437*	12/19/2022
Purchase of Common Stock	6,464*	12/20/2022
Purchase of Common Stock	15,467*	12/21/2022
Purchase of Common Stock	211*	12/22/2022
Purchase of Common Stock	12*	12/23/2022
Purchase of Common Stock	7,980*	12/27/2022
Purchase of Common Stock	5,777*	12/28/2022
Sale of Common Stock	(16,597)*	02/23/2023
Sale of Common Stock	(14,907)*	02/24/2023
Purchase of Common Stock	511*	02/24/2023
Purchase of Common Stock	14,965*	03/02/2023
Purchase of Common Stock	36,552*	03/03/2023
Purchase of Common Stock	14,775*	03/06/2023
Purchase of Common Stock	47,031*	03/07/2023
Purchase of Common Stock	7,000*	03/08/2023
Sale of Common Stock	(0.95)[1]	04/14/2023
Purchase of Common Stock	96,000	09/20/2023
Purchase of Common Stock	26,880	09/21/2023
Purchase of Common Stock	38,448	09/22/2023
Sale of October 2023 Put Option ($7 Strike Price)	(7,200)	09/22/2023

ANSON EAST MASTER FUND LP

Purchase of Common Stock	3,125*	11/30/2021
Purchase of Common Stock	19,900*	12/02/2021
Purchase of Common Stock	3,325*	12/02/2021
Purchase of Common Stock	622*	12/28/2021
Purchase of Common Stock	67*	12/30/2021
Purchase of Common Stock	1,116*	12/31/2021
Purchase of Common Stock	35*	01/03/2022
Purchase of Common Stock	2,366*	03/16/2022
Purchase of Common Stock	457*	03/18/2022
Purchase of Common Stock	450*	03/22/2022
Purchase of Common Stock	1,050*	03/23/2022
Purchase of Common Stock	1,524*	03/24/2022
Purchase of Common Stock	9,650*	04/29/2022
Purchase of Common Stock	1,332*	05/02/2022
Purchase of Common Stock	59*	05/03/2022
Purchase of Common Stock	25,526*	12/06/2022
Purchase of Common Stock	2,595*	12/07/2022
Purchase of Common Stock	3,576*	12/08/2022
Purchase of Common Stock	1,106*	12/09/2022
Purchase of Common Stock	7,276*	12/14/2022
Purchase of Common Stock	7,506*	12/15/2022
Purchase of Common Stock	1,154*	12/16/2022
Purchase of Common Stock	2,359*	12/19/2022
Purchase of Common Stock	1,616*	12/20/2022
Purchase of Common Stock	3,867*	12/21/2022
Purchase of Common Stock	53*	12/22/2022
Purchase of Common Stock	3*	12/23/2022
Purchase of Common Stock	1,995*	12/27/2022
Purchase of Common Stock	1,444*	12/28/2022
Sale of Common Stock	(4,242) *	02/23/2023
Purchase of Common Stock	131*	02/24/2023
Sale of Common Stock	(3,810)*	02/24/2023
Purchase of Common Stock	3,848*	03/02/2023
Purchase of Common Stock	9,399*	03/03/2023
Purchase of Common Stock	3,799*	03/06/2023
Purchase of Common Stock	12,094*	03/07/2023
Purchase of Common Stock	1,800*	03/08/2023
Purchase of Common Stock	24,000	09/20/2023
Purchase of Common Stock	6,720	09/21/2023
Purchase of Common Stock	9,612	09/22/2023
Sale of October 2023 Put Option ($7 Strike Price)	(1,800)	09/22/2023

I-1

ANSON OPPORTUNITIES MASTER FUND LP

Purchase of Common Stock	6,800*	12/02/2021
Purchase of Common Stock	1,400*	12/02/2021
Purchase of Common Stock	262*	12/28/2021
Purchase of Common Stock	25*	12/30/2021
Purchase of Common Stock	420*	12/31/2021
Purchase of Common Stock	13*	01/03/2022
Purchase of Common Stock	1,578*	03/16/2022
Purchase of Common Stock	305*	03/18/2022
Purchase of Common Stock	300*	03/22/2022
Purchase of Common Stock	700*	03/23/2022
Purchase of Common Stock	1,016*	03/24/2022
Purchase of Common Stock	4,183*	04/29/2022
Purchase of Common Stock	888*	05/02/2022
Purchase of Common Stock	40*	05/03/2022
Sale of Common Stock	(756)*	02/23/2023
Purchase of Common Stock	88*	02/24/2023
Sale of Common Stock	(679)*	02/24/2023
Purchase of Common Stock	2,566*	03/02/2023
Purchase of Common Stock	6,266*	03/03/2023
Purchase of Common Stock	2,533*	03/06/2023
Purchase of Common Stock	8,062*	03/07/2023
Purchase of Common Stock	1,200*	03/08/2023

FUNICULAR FUNDS, LP

Purchase of Common Stock	14,084*	03/15/2023
Purchase of Common Stock	22,702*	03/16/2023
Purchase of Common Stock	4,089*	03/21/2023
Purchase of Common Stock	9,376*	03/22/2023
Purchase of Common Stock	39,463*	03/23/2023
Purchase of Common Stock	12,309*	03/27/2023
Purchase of Common Stock	4,278*	04/04/2023
Purchase of Common Stock	24,97*	04/05/2023
Purchase of Common Stock	12,47*	04/06/2023
Purchase of Common Stock	2,342*	04/10/2023
Purchase of Common Stock	4,311*	04/11/2023
Purchase of Common Stock	2,588*	04/12/2023
Purchase of Common Stock	7,350*	04/17/2023
Sale of Common Stock	(0.40)[1]	04/17/2023
Purchase of Common Stock	25,149	04/20/2023
Sale of May 2023 Put Option ($5 Strike Price)	(102)[2]	04/24/2023
Purchase of Common Stock	911	04/27/2023
Sale of May 2023 Put Option ($5 Strike Price)	(5,000)[2]	04/27/2023
Sale of May 2023 Put Option ($5 Strike Price)	(388)[2]	04/27/2023
Sale of May 2023 Put Option ($5 Strike Price)	(1,001)[2]	05/01/2023
Purchase of Common Stock	14,000	05/16/2023
Purchase of May 2023 Call Option ($7 Strike Price)	1,260[3]	05/16/2023
Exercise of May 2023 Call Option ($7 Strike Price)	126,000[4]	05/18/2023
Purchase of Common Stock	80,000	09/20/2023
Purchase of Common Stock	22,400	09/21/2023
Purchase of Common Stock	32,040	09/22/2023
Sale of October 2023 Put Option ($7 Strike Price)	(6,000)	09/22/2023

I-2

__________________________

* Adjusted to reflect the effect of the 1-for-20 reverse stock split of the Company’s Common Stock, effective April 17, 2023.

1 Represents fractional shares liquidated pursuant to the reverse stock split.

2 Represents Shares underlying American-style put options sold short in the over-the-counter market. These put options expired worthless pursuant to their terms on May 19, 2023.

3 Represents Shares underlying American-style call options purchased in the over-the-counter market. These call options expired worthless pursuant to their terms on May 19, 2023.

4 Represents Shares acquired upon exercising American-style call options purchased in the over-the-counter market. These call options would have expired on May 19, 2023.

I-3

SCHEDULE II

The following is reprinted from the Company’s preliminary consent revocation statement filed with the Securities and Exchange Commission on September 15, 2023. Once the Company files definitive materials, we will confirm whether any of the information set forth below has changed and if necessary, we intend to supplement this Consent Statement with such updated information and file revised definitive materials with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of MEI Common Stock as of September 1, 2023 for:

•	each person, or group of affiliated persons, who is known by MEI to beneficially own more than 5% of MEI’s Common Stock;

•	each of MEI’s named executive officers and directors; and

•	all of MEI’s executive officers and directors as a group.

Beneficial ownership is reported below in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that the table below include shares of MEI Common Stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of September 1, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as described above, beneficial ownership is based on 6,662,857 shares of MEI Common Stock outstanding as of September 1, 2023. Unless otherwise indicated, the address of each beneficial owner listed below is c/o MEI Pharma, Inc., 11455 El Camino Real, Suite 250, San Diego, California 92130.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options, Warrants and Other Rights Acquirable Within 60 Days	Total Beneficial Ownership	Percentage of Shares Beneficially Owned
5% Stockholders
Anson Funds Management LP (1)	662,528	—	662,528	9.9%
The Vanguard Group (2)	383,551	—	383,551	5.8%
Tang Capital Partners, LP (3)	361,084	—	361,084	5.4%
Directors and Named Executive Officers
Daniel P. Gold, Ph.D.	20,866	219,844	240,710	3.5%
Brian Drazba	1,875	58,699	60,574	*
David M. Urso	2,464	106,718	109,182	1.6%
Richard G. Ghalie. M.D.	1,446	49,975	51,421	*	%
Frederick W. Driscoll	1,875	15,041	16,916	*	%
Charles V. Baltic III	5,555	18,375	23,930	*	%
Thomas C. Reynolds, M.D., Ph.D.	500	18,375	18,875	*	%
Nicholas R. Glover, Ph.D.	—	18,375	18,375	*	%
Sujay R. Kango	—	6,811	6,811	*	%
Tamar D. Howson	—	12,375	12,375	*	%
All Current Directors and Executive Officers as a Group (10 individuals)	34,581	524,588	559,169	7.8%

*	Represents beneficial ownership of less than 1%.

(1)	Based upon information contained in Amendment No. 2 to the Statement on Schedule 13D filed by the stockholder on August 8, 2023, shares beneficially owned consists of 662,528 shares of common stock held directly. The shares are held of record by Anson Funds Management LP. The principal address is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248.
(2)	Based upon information contained in the Statement on Schedule 13G filed by the stockholder on February 9, 2023, aggregate shares beneficially owned are 383,551, including 381,749 shares where the stockholder has sole dispositive power and 1,802 shares where the stockholder has shared dispositive power. The principal address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Based upon information contained in the Statement on Schedule 13G filed by the stockholder on May 1, 2023, shares beneficially owned consists of 361,084 shares of common stock held directly. The shares are held of record by Tang Capital Partners, LP. The principal address is 4747 Executive Drive, Suite 210, San Diego, CA 92121.

II-1

IMPORTANT

Tell your Board what you think! YOUR CONSENT IS VERY IMPORTANT, no matter how many or how few shares you own. Please “CONSENT” to each of the Proposals by taking three steps:

•	SIGNING the enclosed WHITE consent card,
•	DATING the enclosed WHITE consent card, and
•	MAILING the enclosed WHITE consent card TODAY in the envelope provided (no Postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can give consent for your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to give consent either by toll-free telephone or by the Internet. You may also give consent by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided, and to ensure that your consent is given for your shares, you should also contact the person responsible for your account and give instructions for a WHITE consent card to be issued representing your shares.

After signing the enclosed WHITE consent card, DO NOT SIGN OR RETURN MEI PHARMA’S CONSENT REVOCATION CARD UNLESS YOU INTEND TO CHANGE YOUR CONSENT INSTRUCTIONS, because only your latest dated consent card will be counted.

If you have previously signed and returned a gold consent revocation card to MEI Pharma, you have every right to change your consent instructions. Only your latest dated consent card will count. You may cancel any consent revocation card already sent to MEI Pharma by signing, dating and mailing the enclosed WHITE consent card in the Postage-paid envelope provided or by giving consent by telephone or Internet. Any consent revocation may be cancelled at any time prior to our delivery of written consents to the Company.

If you have any questions concerning this Consent Statement, would like to request additional copies of this Consent Statement or need help giving consent for your shares, please contact our consent solicitor:

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of the Participating Stockholders’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

19 Old Kings Highway S.

Suite 130

Darien, CT 06820

MEIP@investor-com.com

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF MEI PHARMA, INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY CABLE CAR CAPITAL LLC, ANSON ADVISORS INC. AND THE OTHER PARTICIPANTS NAMED IN THEIR CONSENT SOLICITATION (COLLECTIVELY, THE “PARTICIPATING STOCKHOLDERS”)

THE BOARD OF DIRECTORS OF MEI PHARMA, INC.

IS NOT SOLICITING THIS CONSENT

C   O   N   S   E   N   T

Unless otherwise indicated below, the undersigned, a stockholder of record of MEI Pharma, Inc. (the “Company”), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of the Company’s common stock, $0.00000002 par value per share (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF THIS WHITE CONSENT CARD IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. THE PARTICIPATING STOCKHOLDERS RECOMMEND THAT YOU CONSENT TO PROPOSALS 1 AND 2.

1.	Repeal any provision of the Fifth Amended and Restated By-Laws of the Company (the “Bylaws”) in effect at the time this proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and filed with the Securities and Exchange Commission on February 23, 2023.
☐	☐	☐
Consent	Against Consent	Abstain

2.	Remove for cause all members of the Company’s Board of Directors (the “Board”): Charles V. Baltic III, Frederick W. Driscoll, Nick Glover, Daniel P. Gold, Tamar Howson, Sujay Kango, Thomas C. Reynolds and David M. Urso.
☐	☐	☐
Consent	Against Consent	Abstain

INSTRUCTION: TO CONSENT, VOTE AGAINST CONSENTING OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN THE REMOVAL PROPOSAL, BUT NOT ALL OF THEM, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW.

__________________________________________________________

Proposal 1 and Proposal 2 are not subject to, or conditioned upon, the effectiveness of one another.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY THE PARTICIPATING STOCKHOLDERS AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.